                                                                   EXHIBIT 10.10

                     TECHNOLOGY DEVELOPMENT INCENTIVE PLAN

Purpose:                 To provide a method in which the company can stimulate
-------
                         and encourage novel innovative technology development and to provide a means by which to determine and measure the parameters under which compensation will be awarded.

Participation:           Any employee of the company who is determined to be the
-------------
                         inventor or co-inventor of novel technology which results in new revenues generated for, or by, the company which the company would not already have a right to receive (i.e. Development of any sort of a project which the company is obligated to perform through a prior negotiated contract [contract research or manufacturing] would not result in Technology
                         Incentive Compensation (TIC). However, if during the performance of a contract an employee develops novel technology which is subsequently licensed and/or the company receives direct compensation for the technology, the employee would be eligible for TIC.).

Basis of Compensation:   TIC will be determined on an annual basis, based on
---------------------
                         revenue received (cash basis) solely for the novel technology, reduced by any and all costs (Net
                         Technology Revenue), excluding TIC, incurred by the company that directly relate to the development or continued support of the technology. Included in direct cost and support are: direct labor; direct materials
                         (included in materials is any specialty equipment or asset or glassware that can only be utilized by the company for the technology developed, limited to a period of two years subsequent to last use); direct allocated overhead; other expenses such as legal costs and direct management support; and company profit amounting to the total of all direct costs.

                         TIC will be awarded based on 10% of the Net Technology Revenue as previously defined.

                         An annual calculation of the TIC basis and TIC will be performed by the company's Chief Financial Officer and the company's Independent Accountants will review the calculation as to the appropriateness of the calculation in light of this agreement.

                     TECHNOLOGY DEVELOPMENT INCENTIVE PLAN

Definitions:
-----------

     Novel Technology:      Can be evidenced by its patentability or proprietary
                            nature.

     Inventor:

     Co-Inventor:

     Proof of Inventorship:

     Dispute: Any disputes under this agreement will be subject to binding arbitration.

                                       2